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                                                                     Exhibit 5.1

                         PILLSBURY MADISON & SUTRO LLP
                              2550 Hanover Street
                          Palo Alto, California 94304

                               January 16, 1998


Gensia Sicor Inc.
19 Hughes
Irvine, California 92618

 Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We are acting as counsel for Gensia Sicor Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 11,618,277 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to be offered and sold by certain stockholders of the Company (the "Selling Stockholders"), of which (i) 2,454,512 shares are currently issued and outstanding (the "Issued Shares"), (ii) 5,291,006 shares are issuable upon conversion of $20,000,000 in principal amount of the Company's 2.675% Subordinated Convertible Notes due May 1, 2004 (the "Note Shares") and (iii) up to 3,872,759 shares are potentially issuable upon the issuance and exercise of Warrants (the "Warrant Shares"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to such shares of Common Stock. Such Registration Statement, as amended, is herein referred to as the "Registration Statement."

     We are of the opinion that (i) the Issued Shares to be offered and sold by the Selling Stockholders have been duly authorized and legally issued, fully paid and nonassessable, (ii) that the Note Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued to the Selling Stockholders by the Company in accordance with the terms of the Notes referenced above, will be legally issued, fully paid and nonassessable and (iii) that the Warrant Shares to be offered and sold by the Selling Stockholders have been duly authorized and, when issued and sold to the Selling Stockholders by the Company in accordance with the terms of the Warrants referenced above, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


     Very truly yours,

     /s/ Pillsbury Madison & Sutro LLP

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